UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):

August 2, 2016

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3777 Willow Glen Drive
El Cajon, California 92019
 (Address of principal executive office)

Issuer's telephone number:  (619) 383-6600

Section 3  Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

On August 2, 2016, Royale Energy completed a sale of common stock, convertible notes and warrants in separate transactions in privately negotiated securities transaction.  In the first transaction, Royale Energy sold 2,392,500 Units to three investors, each Unit consisting of one share of common stock and a warrant to purchase one-fifth of a share of common stock in a privately negotiated securities transaction.  The purchase price was $0.40 per Unit for a total consideration of $957,000.

In the second transaction, Royale Energy sold to two investors, $1,580,000 principal amount of convertible promissory notes and warrants to purchase three shares of common stock for every ten shares of common stock issuable upon conversion of the notes.   The conversion of the notes to shares is subject to shareholder approval.

The convertible notes are unsecured and have a maturity date one year from the date of issuance.  The convertible notes are only convertible upon approval of a majority of the stockholders of Royale at a meeting called for that purpose.  The convertible notes contain standard provisions for default, including failure to pay the principal when due, pledge of assets now available from which to pay the notes, and events of insolvency or bankruptcy.  In the event of a default, the holder may declare the entire principal amount to be immediately due and payable, and the default interest rate on the notes increases to 15% per annum.

Upon approval of the conversion of the notes by the Royale Energy shareholders, the notes automatically convert to 3,950,000 shares of Royale Energy common stock.  The warrants issued to the note holders are initially exercisable to purchase a total of 1,185,000 shares of common stock.

The warrants issued in each transaction bear an initial exercise price of $0.80 per common share sold, in the case of the Units, or issued up on conversion, in the case of the notes, and contain customary adjustments for corporate events such as reorganizations, splits, and dividends.  The warrants are immediately exercisable for a period of two years from issuance.

The proceeds of the transaction will significantly strengthen Royale’s balance sheet. The funds will be used to continue drilling activities, fund expenses to be incurred in connection with completion of Royale Energy’s proposed merger with Matrix Oil Corporation and for general corporate purposes.

The Company sold the common stock, convertible notes and warrants in reliance on the exemption from securities registration requirements contained in Regulation D and Section 4(2) of the Securities Act of 1933.

The Subscription Agreement for the Units has been attached as an exhibit to this Report to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The Agreement contains representations and warranties that the parties thereto made to, and solely for the benefit of, each other. Potential investors and shareholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Royale Energy’s public disclosures.

Section 9  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibits

4.1            Form of Warrant Agreement
10.1          Form of Subscription Agreement
10.2          Form of Convertible Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: August 5, 2016	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President and Chief Financial Officer